Exhibit 99.1

i3 Verticals Divests Healthcare RCM Business
NASHVILLE, Tenn. (May 6, 2025) - i3 Verticals, Inc. (“i3 Verticals” or the “Company”) (NASDAQ: IIIV), and Infinx, Inc. (“Infinx”), a leader in AI-powered revenue cycle management solutions, today announced the entry into a definitive agreement and the contemporaneous closing of the sale of i3 Verticals’ Healthcare Revenue Cycle Management (“RCM”) business, including its associated proprietary technology, to Infinx, in an all-cash transaction for $96 million, subject to post-closing purchase price adjustments. The Company will give more detailed information during its quarterly conference call on Friday, May 9, 2025, at 8:30 a.m. ET.
Greg Daily, Chairman and CEO of i3 Verticals, stated, “Several years ago we set off to build a platform to deliver fantastic revenue cycle management solutions for the healthcare industry. We are proud of what we built and continue to believe that this is an attractive market. However, we also recognize that scale is important in revenue cycle management, and our future is in providing enterprise software solutions in other markets. We found a great partner, and our healthcare management team will be well positioned to accomplish great things with Infinx.
“After the divestiture, we will be completely streamlined, focused on the Public Sector vertical, including the K-12 public education markets. We believe that focusing our efforts in this targeted area will maximize our growth potential and allow us to bring our customers the best possible service. We look forward to driving innovation and excellence in these sectors.”
Jaideep Tandon, Chairman and CEO of Infinx, stated, “We’re thrilled to welcome the i3 Verticals Healthcare RCM team and their customers into the Infinx family. Their deep experience supporting Academic Medical Centers, along with the strong and trusted relationships they’ve built over time, is a powerful complement to our mission. By combining their domain expertise with our AI-powered RCM Insights, patient access, and automation solutions, we look forward to working alongside them to deliver meaningful financial and clinical outcomes for healthcare providers nationwide.”
Advisors
Raymond James & Associates, Inc. served as financial advisors to i3 Verticals and Bass, Berry and Sims, PLC served as legal advisor to i3 Verticals.
Stinson LLP served as legal advisor to Infinx.
About i3 Verticals
The Company delivers seamless enterprise software to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in the Public Sector (including K-12 public education).
About Infinx
Founded in 2012, Infinx provides scalable, AI-driven solutions to optimize the financial lifecycle of healthcare providers across all functions of patient access and revenue cycle management. Its cloud-based software, powered by AI and automation, is leveraged by experienced consultants and billing specialists across the U.S., India, and the Philippines. Infinx helps 172,000 healthcare professionals across 4,000 facilities capture more revenue, stay ahead of changing regulations and payer guidelines, and focus on patient care.
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i3 Verticals Divests Healthcare RCM Business

May 5, 2025
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties.
You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include risks associated with the Company’s ability to execute on its strategy and achieve its goals and other expectations after completion of these transactions and risks related to the ancillary agreements entered at the closing of these transactions, as well as the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission on November 25, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, filed with the Securities and Exchange Commission on February 7, 2025, and the Company’s other filings with the Securities and Exchange Commission.
Any forward-looking statement made by the Company in this press release speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Strategy Officer
(888) 251-0987
investorrelations@i3verticals.com
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